As filed with the Securities and Exchange Commission on July 16, 2019

Registration No. 333-167618

Registration No. 333-169005

Registration No. 333-169768

Registration No. 333-171006

Registration No. 333-173421

Registration No. 333-173454

Registration No. 333-174820

Registration No. 333-182032

Registration No. 333-182755

Registration No. 333-189062

Registration No. 333-198575

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-167618

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-169005

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-169768

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-171006

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-173421

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-173454

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-174820

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-182032

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-182755

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-189062

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-198575

UNDER

THE SECURITIES ACT OF 1933

VERINT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware	11-3200514
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

175 Broadhollow Road, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Witness Systems, Inc. Amended and Restated Stock Incentive Plan

Verint Systems Inc. Stock Incentive Compensation Plan

Verint Systems Inc. 2004 Stock Incentive Compensation Plan

Verint Systems Inc. 2010 Long-Term Stock Incentive Plan

Amended and Restated Comverse Technology, Inc. 2011 Stock Incentive Compensation Plan

Verint Systems Inc. 2002 Employee Stock Purchase Plan

(Full title of the plans)

Peter Fante, Esq.

Chief Administrative Officer

Verint Systems Inc.

175 Broadhollow Road

Melville, New York 11747

(631) 962-9600

With a copy to:

Bradley C. Brasser, Esq.

Jones Day

77 W Wacker

Chicago, Illinois 60601

(312) 782-3939

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Verint Systems Inc., a Delaware corporation (the “Company”), is filing this Post-Effective Amendment to deregister any and all securities that remain unsold under the Company’s Registration Statements on Form S-8 (Nos. 333-167618; 333-169005; 333-169768; 333-171006; 333-173421; 333-173454; 333-174820; 333-182032; 333-182755; 333-189062; and 333-198575) (collectively, the “Registration Statements”), which relate to the: (i) Witness Systems, Inc. Amended and Restated Stock Incentive Plan; (ii) Verint Systems Inc. Stock Incentive Compensation Plan; (iii) Verint Systems Inc. 2004 Stock Incentive Compensation Plan; (iv) Verint Systems Inc. 2010 Long-Term Stock Incentive Plan; (v) Amended and Restated Comverse Technology, Inc. 2011 Stock Incentive Compensation Plan; and (vi) Verint Systems Inc. 2002 Employee Stock Purchase Plan (collectively, the “Plans”). The Registration Statements registered shares of common stock of the Company, par value $0.001 per share (“Common Stock”), to be offered and sold pursuant to the Plans.

The Company has terminated all offerings of Common Stock pursuant to the Registration Statements and no shares of Common Stock are available for issuance under the Plans. Accordingly, the Company hereby terminates the effectiveness of the Registration Statements and, pursuant to the undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any shares of Common Stock that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes from registration any remaining Common Stock that was registered for issuance pursuant to the Registration Statements and that remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, as of the 16th day of July, 2019.

VERINT SYSTEMS INC.

By:	/s/ Dan Bodner
Name: Dan Bodner
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed below by the following persons in the capacities indicated as of the 16th day of July, 2019.

Signature	Title

/s/ Dan Bodner	Chief Executive Officer, and Chairman of the Board
Dan Bodner	(Principal Executive Officer)

/s/ Douglas Robinson	Chief Financial Officer
Douglas Robinson	(Principal Financial Officer and Principal Accounting Officer)

/s/ John Egan	Director
John Egan

/s/ Stephen Gold	Director
Stephen Gold

/s/ Penelope Herscher	Director
Penelope Herscher

/s/ William Kurtz	Director
William Kurtz

/s/ Richard Nottenburg	Director
Richard Nottenburg

/s/ Howard Safir	Director
Howard Safir

/s/ Earl Shanks	Director
Earl Shanks